Exhibit 99.1

ON Semiconductor Successfully Completes Acquisition of Fairchild Semiconductor for $2.4 Billion in Cash

Acquisition creates a leader in power management and analog semiconductors, and provides a platform for the company to rapidly expand profitability

PHOENIX, Ariz. – September 19, 2016 – ON Semiconductor Corporation (Nasdaq: ON) (“ON Semiconductor”) and Fairchild Semiconductor International, Inc. (Nasdaq: FCS) (“Fairchild”) jointly announced today that ON Semiconductor has successfully completed its previously announced $2.4 billion cash acquisition of Fairchild.

“The acquisition of Fairchild is a transformative step in our quest to become the premier supplier of power management and analog semiconductor solutions for a wide range of applications and end-markets,” said Keith Jackson, president and CEO of ON Semiconductor. “Fairchild provides us a platform to aggressively expand our profitability in a highly fragmented industry. With the addition of Fairchild, our industry leading cost structure has further improved in a significant manner and we are now well positioned to generate substantial shareholder value as we integrate operations of the two companies.”

On September 16, 2016, ON Semiconductor received confirmation that clearance related to the completion of its proposed acquisition of Fairchild from the Ministry of Commerce in the People’s Republic of China had been obtained and that ON Semiconductor was entitled to close the transactions under PRC law. As such, the conditions to the acquisition of Fairchild relating to the termination or expiration of required waiting periods, and receipt of required approvals, under applicable antitrust laws were fully satisfied and ON Semiconductor’s tender offer to purchase all of the outstanding shares of common stock of Fairchild for $20.00 per share in cash (the “Offer”) expired as scheduled one minute following 11:59 p.m., New York City time, on September 16, 2016 and was not extended.

Computershare Trust Company, N.A., the depositary for the Offer, advised ON Semiconductor that at the time of the expiration of the Offer, approximately 87,979,761 shares of common stock of Fairchild (not including 7,327,977 shares tendered by notice of guaranteed delivery for which shares have not yet been delivered) were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 76.6% of the outstanding shares of common stock of Fairchild. In accordance with the terms of the Offer and the merger agreement, all such shares (and any additional shares tendered by guaranteed delivery unless actual delivery does not occur) were irrevocably accepted for payment, and paid for, earlier today.

Immediately following the payment for the tendered shares, ON Semiconductor and Fairchild completed the acquisition of Fairchild by merging it with a wholly owned subsidiary of ON Semiconductor pursuant to which all remaining Fairchild shares (other than shares directly owned by ON Semiconductor or Fairchild or their respective subsidiaries and shares held by stockholders that are entitled to and properly demand appraisal of such shares under Delaware law) were converted into the right to receive $20.00 per share in cash, without interest and less applicable withholding taxes – the same price that was paid in the tender offer. As a result of the Offer and the merger, Fairchild ceased to be a publicly traded company, its common stock will no longer be listed on NASDAQ, and Fairchild became a wholly owned subsidiary of ON Semiconductor.

The acquisition is expected to be accretive on a GAAP EPS basis in the second half of 2017 and immediately accretive on a non-GAAP basis. ON Semiconductor expects to achieve annual cost savings run rate of $160 million by the end of 2017, $200 million by the end of 2018, and $225 million by the end of 2019. The cost savings targets are based on Fairchild’s 2015 annual results.

ON Semiconductor today also announced a new organizational structure, which reflects the evolution over the years of ON Semiconductor’s product portfolio to highly differentiated power management, imaging, and analog solutions from standard products. The new organization is comprised of three reporting units – Power Solutions Group, headed by Bill Hall, Analog Solutions Group, headed by Bob Klosterboer, and Image Sensor Group, headed by Taner Ozcelik. The operations of System Solutions Group have been absorbed in the three reporting units.

Conference Call Information

The company will host a conference call at 4:30 p.m. Eastern Time (ET) on September 19, 2016. Investors and interested parties can access the conference call in the following manner:

Teleconference: A telephone conference of the earnings report can be accessed by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 84390021.

Audio webcast: The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

Follow @onsemi on Twitter: www.twitter.com/onsemi.

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

About Fairchild Semiconductor

Fairchild Semiconductor (NASDAQ: FCS) – global presence, local support, smart ideas. Fairchild delivers energy-efficient, easy-to-use and value-added semiconductor solutions for power and mobile designs. We help our customers differentiate their products and solve difficult technical challenges with our expertise in power and signal path products. Please contact us on the web at www.fairchildsemi.com.

Cautions regarding Forward-Looking Statements

This document contains forward-looking statements. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that there may be a material adverse change of ON Semiconductor or Fairchild or our respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs or liabilities; difficulties encountered in integrating Fairchild, including the potentially accretive benefits and synergies; failure to achieve the anticipated results of the transactions; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC website, www.sec.gov.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

Contacts

Kris Pugsley	Parag Agarwal
Corporate Communications/Media Relations	Vice President Investor Relations and Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.martino@onsemi.com	investor@onsemi.com